Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

EASYLINK SERVICES INTERNATIONAL CORPORATION

ADOPTED JULY 2, 2012

AMENDED AND RESTATED

BY-LAWS

OF

EASYLINK SERVICES INTERNATIONAL CORPORATION

ARTICLE I

Stockholders’ Meetings

1. Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chairman of the Board or the President or, if not so designated, at the principal office of the corporation.

2. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in each year on the third Friday in May at a time fixed by the Board of Directors or the Chairman of the Board or the President. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at a time to be designated.

3. Special Meetings. Special meetings of stockholders for any purpose or purposes, unless otherwise prohibited by statute or by the Certificate of Incorporation, may be called at any time by the Chairman of the Board or the President or by the Board of Directors and shall be called by the President or Secretary upon the written request (which shall state the purpose or purposes thereof) of a majority of the Board of Directors or of stockholders holding a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purposes stated in the notice.

4. Notice of Meetings. Except as otherwise provided by statute, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days prior thereto to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour thereof. The notices of special meetings shall state, in addition, the purpose or purposes for which the meeting is called.

5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

6. Quorum. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote shall be present in person or represented by proxy at any meeting and shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present or represented by proxy and entitled to vote thereat may adjourn the meeting from time to time as provided in Section 7 of this Article I until a quorum shall be present or represented.

7. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting; provided, however, that if adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

8. Voting. Each stockholder shall at every meeting of stockholders, or with respect to corporate action which may be taken without a meeting, be entitled to one vote for each share of stock having voting power held of record by each stockholder on the record date designated for the meeting or action pursuant to these By-laws or the record date established pursuant to statute in the absence of such designation.

9. Proxies. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by proxy pursuant to an instrument in writing subscribed by such stockholder (or his agent thereunto authorized) and delivered to the Secretary of the corporation; provided, however, that no such proxy shall be voted or acted upon after three (3) years from the date of its execution, unless such proxy expressly provides for a longer period.

10. Action at Meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

11. Action without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

Directors

1. General Powers: Election and Tenure. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors which shall be elected at the annual meetings of stockholders. Each director shall be elected to serve and shall hold office until the next succeeding annual meeting and until his successor is elected and qualified or until his earlier death, resignation or removal.

2. Number and Qualifications. The number of directors shall be one or more as determined from time to time by resolution of the Board of Directors or by the stockholders at any meeting thereof or by action as otherwise provided for in these By-laws.

3. Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

4. First Meeting. The first meeting of each newly-elected Board of Directors for the purpose of organization, election of officers and the transaction of other business shall be held without notice as soon as practicable after each annual election of directors.

5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors. Regular meetings may be conducted by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the President or Secretary on the written request of any two (2) directors or by one (1) director in the event that there is only a single director in office. Notice of any special meeting shall be given to each director. If such notice is given either (a) by delivering written or printed notice to a director personally or (b) by telephone personally to such director, it shall be so given at least two (2) days prior to the meeting. If such notice is given either (a) by depositing a written or printed notice in the United States mail, postage prepaid, or (b) by transmitting a cable or telegram, in all cases directed to such director at his residence or place of business, it shall be so given at least four (4) days prior to the meeting. Special meetings may be conducted by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

7. Quorum. A majority of the number of directors fixed pursuant to Section 2 of this Article II shall constitute a quorum at all meetings of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that if the number of directors so fixed shall be two (2), one (1) director shall constitute a quorum. In the event one or more of the directors shall be disqualified to vote at a meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement of the meeting, until a quorum shall be present.

8. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Such committee(s) shall be named as designated by the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep such minutes and make such reports as the Board of Directors may from time to time request.

10. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

11. Compensation of Directors. Each director may be allowed such amount per annum or such fixed sum for attendance at each meeting of the Board of Directors or any meeting of a committee, or both, as may be from time to time fixed by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of his duties. Nothing herein contained shall be construed to preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving proper compensation therefor.

ARTICLE III

Officers

1. Election and Tenure. The Board of Directors shall elect a President and a Secretary at the first meeting of the Board of Directors held after each annual meeting of stockholders. The Board of Directors may also elect a Chairman of the Board, one or more Presidents or Vice-Presidents of business units, divisions or other organizations within the corporation, a Treasurer, Assistant Secretaries, Assistant Treasurers or other officers, as may be determined by resolution of the Board of Directors (with such additional language added to such titles to indicate seniority or function, as may be deemed appropriate by the Board of Directors). The Board of Directors may also elect such other officers as it may deem appropriate, and such officers shall have such titles, authority and powers and shall perform such duties as may be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide. Each officer so elected shall continue in office until his successor is elected and qualified or until his earlier death, resignation or removal. The Board of Directors or the stockholders may designate one director as a non-executive Chairman of the Board, and such Chairman may, but need not be, elected by the Board of Directors to serve as an officer of the corporation.

2. Removal and Vacancies. The Board of Directors, or a committee if duly authorized to do so, may remove any officer with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors or such committee. An officer elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

3. Chairman of the Board and Vice-Chairman of the Board. If the Board of Directors elects a Chairman of the Board, he shall, when present, preside at all meetings of the stockholders and the Board of Directors and shall perform such duties and possess such powers as may from time to time be assigned to him by the Board of Directors. If the Board of Directors elects a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be assigned to him by the Board of Directors.

4. President. The President shall have direct charge of the business and affairs of the corporation and shall have such other powers and duties as the Board of Directors may from time to time determine. He shall, in the absence of the Chairman of the Board and the Vice-Chairman of the Board, preside at all meetings of the stockholders and of the directors.

5. Vice-Presidents. If the Board of Directors elects one or more Vice Presidents, who may also be designated as either Senior, Group or Executive Vice Presidents, such Vice Presidents shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or by the President. In the absence of the President or in the event of his inability or his refusal to act, the Chairman of the Board, or in the event that there is no Chairman of the Board, or if the Chairman of the Board shall be unable or shall refuse to act, the Vice President (or in the event there shall be more than one Vice-President, the Vice-Presidents in the order last designated by the President, or in the absence of any such designation, then in the order of their initial election) shall perform the duties of the President and when so performing, shall have all the powers of and be subject to all the restrictions upon the President.

6. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, and to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the corporation is authorized by these By-laws or by action of the Board of Directors.

7. Treasurer. If the Board of Directors elects a Treasurer, the Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President.

8. Assistant Secretaries. If the Board of Directors elects one or more Assistant Secretaries, the Assistant Secretaries shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President or the Secretary. In the absence, inability or refusal to act of the Secretary, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their initial election) shall perform the duties and exercise the powers of the Secretary.

9. Assistant Treasurers. If the Board of Directors elects one or more Assistant Treasurers, the Assistant Treasurers shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President or the Treasurer. In the absence, inability or refusal to act of the Treasurer, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their initial election) shall perform the duties and exercise the powers of the Treasurer.

10. Bonded Officers. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including, without limitation, a bond for the faithful performance of his duties and for the restoration to the corporation of all property belonging to the corporation in his possession or under his control.

ARTICLE IV

Capital Stock

1. Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate certifying the number of shares owned by him in the corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman of the Board or Vice-Chairman of the Board, if any, or the President or a Vice-President, if any, and by the Secretary or an Assistant Secretary, if any, of the corporation.

2. Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock for all purposes as regards the corporation.

3. Transfer of Stock. Transfers of shares of the stock of the corporation shall only be made on the books of the corporation in response to a request by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender to the corporation or the transfer agent of the corporation of the certificate or certificates for such shares, properly endorsed.

4. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed in such manner and upon such terms and conditions as the Board of Directors may prescribe.

5. Fixing Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

ARTICLE V

General Provisions

1. Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of July in each year and end on the last day of June in each year.

2. Corporate Seal. The corporate seal shall be in such form as shall be approved by resolution of the Board of Directors.

3. Execution of Instruments. The Chairman of the Board, the Vice- Chairman of the Board, the President, any Vice-President, the Secretary, the Treasurer, any Assistant Secretary and any Assistant Treasurer shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these By-laws, or except where the execution and delivery of any instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation, or except to the extent such power shall have been expressly limited by a resolution of the Board of Directors. Unless authorized so to do by these By-laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

4. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of a statute or of the Certificate of Incorporation or by these By-laws, a waiver thereof, either in writing signed by the person entitled to said notice (or such person’s attorney thereunto authorized) or by telegraph, cable or any other available method, whether before, at or after the time stated therein, or the appearance of such person or persons at such meeting in person or by proxy shall be deemed equivalent to such notice.

5. Emergency By-laws. The Board of Directors may adopt emergency By-laws in accordance with and pursuant to the provisions therefor from time to time set forth in the General Corporation Law of the State of Delaware.

ARTICLE Vl

Amendments

1. By the Board of Directors. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of a quorum of the Board of Directors at any regular or special meeting.

2. By the Stockholders. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new By-laws shall have been stated in the notice of such special meeting.

ARTICLE VII

Indemnification

1. Definitions. For purposes of this Article VII:

“Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the corporation, (ii) as an Officer of the corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the corporation. For purposes of this Section 1(a), an Officer or Director of the corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the corporation;

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Director” means any person who serves or has served the corporation as a director on the Board of Directors of the corporation;

“Disinterested Director” means, with respect to a specific Proceeding in respect of which indemnification is sought hereunder, a Director of the corporation who is not and was not a party to such Proceeding;

“Expenses” means all reasonable attorneys fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

“Non-Officer Employee” means any person who serves or has served as an employee or agent of the corporation, but who is not or was not a Director or Officer;

“Officer” means any person who serves or has served the corporation as an officer appointed by the Board of Directors of the corporation;

“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the corporation owns (either directly or through or together with another Subsidiary of the corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

2. Indemnification of Directors and Officers. Subject to the operation of Section 4 of this Article VII of these By-laws, each Director and Officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

3. Indemnification of Non-Officer Employees.

Subject to the operation of Section 4 of this Article VII of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the corporation, be indemnified by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the corporation.

4. Good Faith.

Unless ordered by a court, no indemnification shall be provided pursuant to this Article VII to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the corporation.

5. Advancement of Expenses to Directors Prior to Final Disposition.

The corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

If a claim for advancement of Expenses hereunder by a Director is not paid in full by the corporation within 10 days after receipt by the corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article VII shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the corporation.

In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition. The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

7. Contractual Nature of Rights. The foregoing provisions of this Article VII shall be deemed to be a contract between the corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

If a claim for indemnification hereunder by a Director or Officer is not paid in full by the corporation within 60 days after receipt by the corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the corporation.

In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

8. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article VII shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

9. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VII.

10. Other Indemnification. The corporation’s obligation, if any, to indemnify any person under this Article VII as a result of such person serving, at the request of the corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

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